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As filed with the Securities and Exchange Commission November 20, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ADVENT SOFTWARE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2901952 (I.R.S. Employer Identification Number)

301 Brannan Street
San Francisco, CA 94107
(Address, including zip code of Principal Executive Offices)

1992 Stock Plan
(Full Title of the Plan)

Peter M. Caswell
Chief Executive Officer
Advent Software, Inc.
301 Brannan Street
San Francisco, CA 94107
(415) 543-7696
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
 Mark A. Bertelsen, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $.01 par value:
Newly reserved under the 1992 Stock Plan (the "Plan")(1)	527,353 shares	$14.27	$7,525,327	$692
Total:	527,353 shares	—	$7,525,327	$692

(1)
The Plan provides for an annual increase in the number of shares of the Registrant's Common Stock reserved and available for issuance under the Plan equal to the lesser of (i) 1,500,000 (on a split-adjusted basis), (ii) 3% of the Registrant's Common Stock outstanding as of the last business day preceding the first day of such fiscal year or (iii) a lesser amount as determined by the Board of Directors. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 13, 2002.

ADVENT SOFTWARE, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

        Omitted pursuant to the instructions and provisions of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

        Omitted pursuant to the instructions and provisions of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Advent Software, Inc. (the "Registrant") are hereby incorporated herein by reference:

  1.
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on March 15, 2002 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  2.
  The Registrant's Quarterly Reports on Form 10-Q filed with the Commission on May 15, 2002, August 12, 2002 and November 14, 2002;

  3.
  The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 14, 2002 pursuant to Section 14(a) of the Exchange Act.

  4.
  The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description.

  5.
  The information contained in the Registrant's Registration Statements on Form S-8 (File No.'s 333-918, 333-28725, 333-56905, 333-79553, 333-43574, 333-57782, and 333-100763) filed on or about January 24, 1996, June 6, 1997, June 15, 1998, May 28, 1999, August 11, 2000, March 28, 2001, and October 25, 2002 respectively.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Items 4 - 7.

        Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-918).

Item 8. Exhibits.

Exhibit Number	Description
4.1*	1992 Stock Plan, as amended.
5.1	Opinion of counsel as to legality of securities being registered.
23.1	Consent of counsel (contained in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
24.1	Powers of Attorney (see page 4).

Item 9. Undertakings.

        Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-918).

*
Incorporated by reference to the exhibit filed with Registrant's registration statement filed on Form S-8 on May 28, 1999.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 19th day of November 2002.

ADVENT SOFTWARE, INC.
By:	/s/ Irv H. Lichtenwald Irv H. Lichtenwald Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter M. Caswell and Irv H. Lichtenwald, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 19th day of November 2002 by the following persons in the capacities indicated:

Signatures	Title
/s/ Peter M. Caswell Peter M. Caswell	Chief Executive Officer and President (principal executive officer)
/s/ Irv H. Lichtenwald Irv H. Lichtenwald	Executive Vice President, Chief Financial Officer and Secretary (principal financial officer)
/s/ Patricia Voll Patricia Voll	Vice President, Finance (principal accounting officer)
/s/ Stephanie G. DiMarco Stephanie G. DiMarco	Chairman of the Board
/s/ Frank H. Robinson Frank H. Robinson	Director
/s/ Wendell G. Van Auken Wendell G. Van Auken	Director
/s/ William F. Zuendt William F. Zuendt	Director
/s/ Monte Zweben Monte Zweben	Director

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Index to Exhibits

Exhibit Number	Description
4.1*	1992 Stock Plan, as amended.
5.1	Opinion of counsel as to legality of securities being registered.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

*
Incorporated by reference to the exhibit filed with Registrant's registration statement filed on Form S-8 on May 28, 1999.

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PART I INFORMATION REQUIRED IN THE PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registration Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Items 4 - 7.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
Index to Exhibits